UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2005

URANIUM RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 South Edmonds, Suite 108, Lewisville, TX	75067
(Address of principal executive offices)	Zip Code

(972) 219-3330

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Long-term contracts are the primary source of revenue to the Company.  The Company currently has two long-term contracts that call for deliveries of 617,650 pounds of uranium in 2005 and 600,000 pounds of uranium in each of the years 2006 through 2008. The 2006 through 2008 deliveries are subject to quantity flexibility, allowing, at the option of the buyer, an increase or decrease to their deliveries by 15%.

Both contracts have price escalations based upon inflationary indices.  The Company recently renegotiated the pricing on one of the contracts.  The Company expects to realize under these contracts an average base price of $14.69 per pound for its 2005 deliveries and $13.13 per pound for its 2006 through 2008 deliveries, plus any escalations provided for in the contracts.

Item 9.01. Financial Statements and Exhibits

None

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM RESOURCES, INC.

Date:	March 3, 2005	/s/ Paul K. Willmott
Paul K. Willmott President, Chief Executive Officer and Chairman of the Board of Directors